Exhibit 99.1

MEDIAMIND TECHNOLOGIES REPORTS 2010 FOURTH QUARTER AND YEAR-END RESULTS
- Record quarterly revenues of $25.9 million with non-GAAP diluted EPS of $0.30-

New York, February 8, 2011 – MediaMind Technologies Inc. (NASDAQ: MDMD), the leading independent global provider of integrated digital advertising solutions, today announced its financial results for the fourth quarter and year ended December 31, 2010.

Summary Results
●	Revenues of $25.9 million for the fourth quarter of 2010, up 15% from Q4 2009; Revenues of $80.8 million in 2010, up 24% from 2009.
●	Q4 2010 non-GAAP net income of $6.4 million, or diluted EPS of $0.30; Q4 2010 GAAP net income of $5.5 million, or diluted EPS of $0.26.
●	Q4 2010 adjusted EBITDA of $9.1 million and full year adjusted EBITDA of $19.9 million.
●	Positive operating cash flow of $4.9 million for Q4 2010 and $11.8 million for full year 2010.
●	Significant market momentum reflected in increased customer base, volume growth and solid performance across all regions.
●	Successful introduction of MediaMind v2.0 product suite with strong market acceptance.

Fourth Quarter and Full Year 2010
For the 2010 fourth quarter, revenues increased 15% to $25.9 million compared to $22.4 million in the prior-year period.  Full year revenues were $80.8 million, an increase of 24% compared to revenues of $65.1 million for 2009. Year-over-year revenue growth for both periods was attributable to the addition of new advertising customers and higher volumes of ad impressions driven by increased momentum in our key markets and strong demand from our large advertising partners.  Gross profit margin was 95% for the 2010 fourth quarter compared to 96% in the prior-year period.

Net income attributable to Common stockholders for the 2010 fourth quarter was $5.5 million, or diluted earnings per share of $0.26, compared to $5.5 million, or diluted earnings per share of $0.39, in the fourth quarter of 2009. Net income attributable to Common stockholders for the full year was $8.7 million, or diluted earnings per share of $0.54, compared to $8.2 million, or diluted earnings per share of $0.68, in 2009.

Net income for the 2010 fourth quarter on a non-GAAP basis was $6.4 million, or non-GAAP diluted earnings per share of $0.30, compared to $6.3 million, or non-GAAP diluted earnings per share of $0.40, in the fourth quarter of 2009. Net income for the 2010 full year on a non-GAAP basis was $12.4 million, or non-GAAP diluted earnings per share of $0.68, compared to $10.9 million, or non-GAAP diluted earnings per share of $0.76, in 2009.

Adjusted EBITDA for the 2010 fourth quarter was $9.1 million versus $8.1 million in the prior-year period. Adjusted EBITDA for the full year of 2010 was $19.9 million versus $16.7 for 2009. See the reconciliation between GAAP and non-GAAP financial measures provided in the financial data below.

Cash flow provided by operating activities was $4.9 million in the fourth quarter of 2010 and $11.8 million for the full year.

Management Comments and Outlook for 2011

“We exhibited strong momentum in the seasonally important fourth quarter with solid gains in revenues and profitability,” commented Gal Trifon, President and CEO of MediaMind. “During the fourth quarter, we continued to increase our customer base and grow across all regions. We also rolled out MediaMind v2.0, our latest platform iteration, focusing on new data driven products which allow our customers to reach their audience, optimize their messaging and make more informed, cost effective decisions on their media buys. These data-driven offerings complement our existing products and position us for meaningful growth in this emerging category in 2011.”

Mr. Trifon continued, “In the coming quarters, we look forward to building on our efforts to grow MediaMind v2.0 and related data-driven offerings, increase our base of large advertisers, and expand our global operations while more efficiently meeting the demands of our growing advertiser base. As part of this expansion, we are strengthening our customer-facing service organization and we recently established a new technical support center in the Philippines.”

For the first quarter of 2011, which is the company’s seasonally slowest period, MediaMind expects to generate revenues in the range of $18.1 to $19.1 million.  Net income is expected to be in the range of $150,000, or diluted earnings per share of $0.01, to $750,000, or diluted earnings per share of $0.04.  Non-GAAP net income is expected to be in the range of $1.0 million, or non-GAAP diluted earnings per share of $0.04, to $1.6 million, or  non-GAAP diluted earnings per share of $0.07.  Adjusted EBITDA for the 2011 first quarter is expected to be in the range of $2.0 million to $2.6 million.

“With positive market trends and a strong foundation in place, we expect healthy revenue gains for the full year 2011,” concluded Mr. Trifon.  “We are excited to move forward with our outlined initiatives, and we expect only minimal impact from these investments to adjusted EBITDA margins for full year 2011 when compared to 2010 levels. As an industry leader, now is the opportune time to invest in the growth and efficiency of our business and position MediaMind for sustainable success. At the same time, we are focused on driving long-term margin performance as we work towards achieving profitability consistent with our target operating model.”

Conference Call
The Company will host a conference call today at 4:30 p.m. ET to discuss 2010 fourth quarter and full year results as well as its 2011 first quarter outlook.  To access the call, please dial 877-269-7756 (U.S.) or 201-689-7817 (international) approximately 10 minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of MediaMind's website, at http://ir.mediamind.com.  If you are unable to listen to the live teleconference, a replay will be available through February 10, 2011, and can be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay account number 379# followed by conference ID number 365391#. An archived version of the webcast will also be available under the investor relations section of MediaMind's website at http://ir.mediamind.com.

About MediaMind

MediaMind is a leading global provider of digital advertising campaign management solutions to advertising agencies and advertisers. MediaMind provides media and creative agencies, advertisers and publishers with an integrated platform to manage campaigns across digital media channels and a variety of formats, including rich media, in-stream video, display and search. Headquartered in New York, MediaMind delivered during 2010 campaigns for approximately 9,000 brand advertisers, servicing approximately 3,800 media agencies and creative agencies across approximately 8,200 global web publishers in 64 countries throughout North America, South America, Europe, Asia Pacific, Africa and the Middle East. For more information on MediaMind, visit http://www.MediaMind.com

Use of Non-GAAP Financial Measures

We believe that non−GAAP financial measures can provide useful information to both management and investors by excluding certain non−cash expenses that are not indicative of our core operating results. These measures should only be viewed in conjunction with corresponding GAAP measures.
MediaMind’s non−GAAP financial measures exclude the effect of stock−based compensation and the tax benefit resulting from it. The reconciliation between GAAP and non−GAAP financial measures is provided in the financial data below.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts are forward-looking statements. These statements include descriptions regarding the intent, belief or current expectations of the Company or its officers with respect to the future consolidated results of operations and financial condition of the Company, the continued global growth of digital advertising, and the Company's ability to continue to gain market share and capitalize on the anticipated global growth of digital advertising. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied in the forward-looking statements as a result of various factors and assumptions, including factors discussed under the heading “Risk Factors” in our final prospectus related to our initial public offering filed on August 12, 2010 and additional reports we file with the Securities and Exchange Commission.

Investor Contacts:
Jonathan Schaffer
The Blueshirt Group
T: 212.551.1453
ir@mediamind.com
Media Contact:
Alex Wellins
The Blueshirt Group
T: 415.217.5861
ir@mediamind.com

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010

Revenues	$22,432	$25,900	$65,075	$80,846
Cost of revenues	838	1,347	3,306	4,289

Gross profit	21,594	24,553	61,769	76,557

Operating expenses:
Research and development	1,760	2,277	6,844	9,148
Selling and marketing	11,333	13,049	36,530	45,932
General and administrative	1,614	2,044	6,201	8,259

Total operating expenses	14,707	17,370	49,575	63,339

Operating income:	6,887	7,183	12,194	13,218
Financial income, net	166	283	80	577

Income before income taxes	7,053	7,466	12,274	13,795
Income taxes	1,075	1,937	2,446	3,843

Net income	5,978	5,529	9,828	9,952

Accretion of Preferred stock dividend preference	(491)	-	(1,617)	(1,292)

Net income attributable to Common stockholders	$5,487	$5,529	$8,211	$8,660

Net earnings per share:
Basic	$0.65	$0.30	$0.98	$0.70
Diluted	$0.39	$0.26	$0.68	$0.54

Weighted average number of shares of Common stock used in computing earnings per share (in thousands):
Basic	8,404	18,520	8,397	12,394
Diluted	15,512	21,440	14,352	18,273

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2009	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$15,363	$21,484
Short-term deposit	18,357	75,873
Restricted cash	769	1,180
Trade receivables	22,104	25,604
Other accounts receivable and prepaid expenses	1,972	2,926

Total current assets	58,565	127,067

LONG-TERM ASSETS:
Marketable securities	2,077	2,043
Deferred taxes, net	1,289	2,146
Severance pay fund	1,517	2,267
Other long-term assets	1,015	1,092

Total long-term assets	5,898	7,548

PROPERTY AND EQUIPMENT, NET	2,427	5,014

Total assets	$66,890	$139,629

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2009	2010

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables	$1,001	$756
Employees and payroll accruals	4,686	3,996
Other accounts payable	4,053	5,094

Total current liabilities	9,740	9,846

LONG-TERM LIABILITIES:
Accrued severance pay and other employee accruals	2,335	3,413

Total long-term liabilities	2,335	3,413

STOCKHOLDERS' EQUITY:
Stock capital:
Common stock of $ 0.001 par value -
Common stock	12	22
Series A-1 Convertible Preferred stock	2	-
Additional paid-in capital	48,450	109,927
Treasury stock at cost	(23,213)	(23,213)
Accumulated other comprehensive loss	(558)	(440)
Retained earnings	30,122	40,074

Total stockholders' equity	54,815	126,370

Total liabilities and stockholders' equity	$66,890	$139,629

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Cash flows from operating activities:

Net income	$5,978	$5,529	$9,828	$9,952
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	315	889	1,211	2,239
Compensation related to options granted to employees	936	1,009	3,292	4,489
Increase in trade receivables	(7,390)	(4,407)	(5,853)	(3,574)
Decrease (increase) in other accounts receivable, prepaid expenses and other	385	925	(217)	(776)
Decrease (increase) in deferred taxes	(25)	317	(226)	(814)
Decrease (increase) in other long-term assets	(46)	(25)	13	(66)
Decrease in trade accounts payable	(34)	(589)	(79)	(295)
Increase (decrease) in employee and payroll accruals	974	(107)	1,327	(678)
Increase in other payables	639	1,515	1,419	1,171
Increase (decrease) in accrued severance pay and other employee accruals, net	83	3	(261)	335
Increase in accrued interest	(111)	(165)	(111)	(109)
Gain on disposal of property and equipment	(21)	-	(32)	(50)

Net cash provided by operating activities	1,683	4,894	10,311	11,824

MEDIAMIND TECHNOLOGIES INC.
UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)

	Three months ended December 31,		Year ended December 31,
	2009	2010	2009	2010
Cash flows from investing activities:

Investments in marketable securities	-	-	(2,124)	-
Proceeds from redemption of marketable securities	48	-	591	-
Investments in short-term deposits	(600)	(33,115)	(18,250)	(79,453)
Proceeds from maturity of short-term deposits	-	3,000	-	22,050
Restricted cash	-	-	(765)	(2,080)
Proceeds from release of restricted cash	-	-	-	1,664
Purchase of property and equipment	(321)	(1,156)	(1,251)	(4,347)
Proceeds from sale of property and equipment	79	-	166	11

Net cash provided by investing activities	(794)	(31,271)	(21,633)	(62,155)

Cash flows from financing activities:

Acquisition of treasury stock	-	-	-	(533)
Proceeds from initial public offering, net of costs	-	(440)	-	55,962
Proceeds from exercise of stock options and warrants	29	83	45	1,034

Net cash provided by (used in) financing activities	29	(357)	45	56,463

Increase (decrease) in cash and cash equivalents	918	(26,734)	(11,277)	6,132
Effects of exchange rate changes on cash and cash equivalents	40	(13)	480	(11)
Cash and cash equivalents at the beginning of the year	14,405	48,231	26,160	15,363

Cash and cash equivalents at the end of the year	$15,363	$21,484	$15,363	$21,484

NON-GAAP NET INCOME AND NON-GAAP EARNINGS PER SHARE (Note 1)
(in thousands, except per share data)

	Three months ended		Year ended		Three months ended
	December 31		December 31		March 31
	2009	2010	2009	2010	2011	2011
					Min	Max
Net income attributable to Common stockholders	$5,487	$5,529	$8,211	$8,660	$150	$750
Stock Based Compensation	936	1,009	3,292	4,489	1,050	1,050
Tax benefit resulting from Stock Based Compensation	(171)	(113)	(587)	(721)	(200)	(200)
Non−GAAP net income	$6,252	$6,425	$10,916	$12,428	$1,000	$1,600
Shares used in computing non−GAAP basic earnings per share	8,404	18,520	8,397	12,394	19,000	18,500
Shares used in computing non−GAAP diluted earnings per share	15,512	21,440	14,352	18,273	22,400	21,400
Non−GAAP basic earnings per share	$0.74	$0.35	$1.30	$1.00	$0.05	$0.09
Non−GAAP diluted earnings per share	$0.40	$0.30	$0.76	$0.68	$0.04	$0.07

Note 1 - To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose non−GAAP net income and non−GAAP earnings per share. These supplemental measures exclude stock−based compensation net of resulting taxes. These non−GAAP measures are not in accordance with and do not serve as an alternative for GAAP.

We believe that these non−GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non−GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non−GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non−GAAP financial measures can provide useful information to both management and investors by excluding certain non−cash expenses that are not indicative of our core operating results. Among other uses, our management uses non−GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.

ADJUSTED EBITDA (Note 2)
(in thousands)

	Three months ended		Year ended		Three months ended
	December 31		December 31		March 31
	2009	2010	2009	2010	2011	2011
					Min	Max
Net income attributable to Common stockholders	$5,487	$5,529	$8,211	$8,660	$150	$750
Accretion of Preferred of stock dividend preference	$491	-	$1,617	$1,292	-	-
Net income	$5,978	$5,529	$9,828	$9,952	$150	$750
Financial income, net	(166)	(283)	(80)	(577)	(150)	(270)
Income taxes	1,075	1,937	2,446	3,843	70	320
Depreciation	315	889	1,211	2,239	880	750
Stock Based Compensation	936	1,009	3,292	4,489	1,050	1,050
Adjusted EBITDA	$8,138	$9,081	$16,697	$19,946	$2,000	$2,600

Note 2 - Adjusted EBITDA is a metric used by management to measure operating performance. EBITDA represents net income before financial income, net, income tax expense and depreciation. We do not have any amortization expense. Adjusted EBITDA represents EBITDA excluding non-cash stock-based compensation expense. We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by variations in capital structures (affecting financial income, net), tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), and the impact of non-cash stock-based compensation expense. Because Adjusted EBITDA facilitates internal comparisons of operating performance on a more consistent basis, we also use Adjusted EBITDA in measuring our performance relative to that of our competitors. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our profitability or liquidity. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•
Although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.